EXHIBIT 23





                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 12, 2004, on the financial statements of SI Bancorp, Inc. and Subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, included in the Registration Statement on Form S-1 of SI Financial Group, Inc. (No. 333-116381).



                /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
October 12, 2004